                                                                   EXHIBIT 10.65

                              SETTLEMENT AGREEMENT



         THIS SETTLEMENT AGREEMENT (this "Agreement") is entered into this 6th day of November, 2002, by and between WA TELCOM PRODUCTS CO., INC., a Delaware corporation ("WATP"), and VERSO TECHNOLOGIES, INC., a Minnesota corporation ("Verso").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of July 4, 2001, by and among WATP and Verso (the "Purchase Agreement"), Verso purchased from WATP all of the issued and outstanding capital stock of NACT Telecommunications, Inc. ("NACT");

         WHEREAS, as contemplated by the Purchase Agreement, NACT and World Access Capital Corp. ("WACC"), a wholly-owned subsidiary of WATP, entered into an Assignment and Assumption Agreement, dated July 27, 2001, pursuant to which WACC assigned to NACT all of WACC's right, title and interest in and to certain receivables arising from equipment and services sold by NACT prior to the date of such agreement, a list of which receivables is attached hereto as Exhibit A (the "Receivables");

         WHEREAS, Section 4.13 of the Purchase Agreement provides that NACT shall use its commercially reasonable efforts to collect the Receivables and remit to WATP seventy-five percent (75%) of all such collections (after deduction for NACT's expenses related to such collections);

         WHEREAS, as of October 31, 2002, $909,475 (the "Receivables Owed Amount") is owed to WATP in respect of the Receivables collected on or before April 30, 2002;

         WHEREAS, Section 4.13 of the Purchase Agreement also provides that NACT shall use its commercially reasonable efforts to sell Returned Equipment (as that term is defined in the Purchase Agreement) and remit to WATP fifty percent (50%) of the cost of such Returned Equipment;

         WHEREAS, as of October 31, 2002, NACT had sold Returned Equipment for which it was obligated to make a payment to WATP in an amount that is in dispute (such amount, when so determined, the "Equipment Owed Amount");

         WHEREAS, pursuant to that certain Settlement Agreement and General Release by and between Verso and WATP dated as of March 29, 2002 (the "March Settlement Agreement"), Verso issued to WATP on April 25, 2002 that certain Convertible Secured Promissory in the aggregate principal amount of $4,250,000 (the "Convertible Note");

         WHEREAS, as of October 31, 2002, the aggregate unpaid principal amount under the Convertible Note was $1,750,000; and

         WHEREAS, WATP and Verso desire to set forth herein their agreement to compromise and provide for the satisfaction of (i) the Receivables Owed Amount,
(ii) the Equipment Owed Amount, and (iii) amounts owing under the Convertible Note;

         NOW, THEREFORE, in consideration of the mutual terms and conditions contained herein and other valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties hereto agree as follows:

         SECTION 1. ACKNOWLEDGEMENT; SATISFACTION OF AMOUNTS OWING WATP. Pursuant to this settlement, the parties hereto acknowledge and agree that the amount of the outstanding obligations owed to WATP by Verso and NACT is $2,853,694, plus any accrued and unpaid interest under the Convertible Note from November 1, 2002 to the Closing Date. On the Closing Date (as defined herein), Verso shall remit to WATP by wire transfer in immediately available funds an amount equal to the sum of (collectively, the "Compromise Amount"): (a) $2,503,694, plus (b) any accrued and unpaid interest under the Convertible Note from November 1, 2002 to the Closing Date, plus (c) any accrued and unpaid interest under the Equipment Owed Amount and the Receivables Owed Amount from and after the second business day after the Final Order is entered, which payment shall satisfy all obligations owed to WATP by Verso or NACT except for the principal amount of $350,000 under the Convertible Note (the "Remaining Obligation"). In addition, on the Closing Date, Verso shall cause NACT to execute and deliver the Assignment and Collection Agreement in substantially the form attached hereto as Exhibit A (the "Assignment and Collection Agreement" and, together with this Agreement, the "Transaction Documents"). In the event that neither Verso nor NACT becomes the subject of a bankruptcy proceeding under Title 11 of the United States Code within 91 days of the Closing Date (unless, in the case of an involuntary petition for relief against Verso or NACT, as the case may be, such involuntary bankruptcy case is dismissed within 60 days), then WATP shall forgive the Remaining Obligation and all interest accrued thereon from and after the Closing Date. In addition, not later than November 15, 2002, Verso shall, or shall cause NACT to, remit to WATP an amount equal to 75% of the funds collected by NACT in respect of the Receivables during the calendar month of October, 2002 (after deduction of NACT's expenses related to such collections). WATP acknowledges and agrees that, subject to Section 5(c)(i) below and the obligations relating to the Remaining Amount set forth above, the payment by Verso of the Compromise Amount and the performance by Verso of all of its obligations set forth herein shall be in full, complete and final satisfaction of the Receivables Owed Amount, the Equipment Owed Amount and the Convertible Note.

         SECTION 2. ASSIGNMENT OF NOTES; TERMINATION OF SECURITY INTERESTS. At the Closing, Verso shall cause NACT to assign to WATP all of NACT's right, title and interest in and to the Receivables (including all notes and other evidences of indebtedness related thereto) pursuant to the terms and conditions of the Assignment and Collection Agreement. Verso shall use commercially reasonable efforts to obtain from Silicon Valley Bank, at or prior to the Closing, a release and termination of Silicon Valley Bank's Security Interest (as defined in Section 3) in the Receivables, which release and termination shall be reasonably satisfactory in form and substance to WATP. At the Closing, WATP shall release and terminate WATP's Security Interests described in Section 7 of the Convertible Note.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF VERSO. Verso hereby represents and warrants to WATP as follows:

         (a) Verso is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota.

         (b) Verso has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Verso of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Verso. This Agreement has been duly and validly executed and delivered by Verso and constitute Verso's legal, valid and binding obligation, enforceable in accordance with its and their terms. NACT has the right, power and capacity to execute, deliver and perform the Assignment and Collection Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance by NACT of the Assignment and Collection Agreement and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action. The Assignment and Collection Agreement will be duly and validly executed and delivered and shall constitute NACT's legal, valid and binding obligation, enforceable in accordance with its terms.

         (c) Subject to the consent of Silicon Valley Bank to the transactions contemplated hereby, the execution and delivery of this Agreement by Verso, the consummation by Verso of the transactions contemplated herein, and the performance of the covenants and agreements of Verso contained herein will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of the articles of incorporation or bylaws of Verso, (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument or other agreement to which Verso is a party or by which Verso or any of its assets may be bound, or (iii) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which Verso is a party or by which Verso or any of its assets may be bound. Subject to the consent of Silicon Valley Bank to the transactions contemplated hereby, the execution and delivery by NACT of the Assignment and Collection Agreement, the consummation by NACT of the transactions contemplated therein, and the performance of the covenants and agreements of NACT contained therein will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with the any of the provisions of the articles of incorporation or bylaws of NACT, (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument or other agreement to which NACT is a party or by which NACT or any of its assets may be bound, or (iii) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which NACT is a party or by NACT or any of its assets may be bound.

         (d) Each of Verso and NACT is able to pay its debts as they become due in the ordinary course and each of Verso's and NACT's total assets are greater than its total liabilities.

         (e) Neither Verso nor NACT has any intent to file any voluntary petition in bankruptcy under any chapter of the Bankruptcy Code (as defined below) or in any manner to seek relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any local, state, federal or other insolvency laws or laws providing for relief of debtors, or in equity, and Verso has no intent to directly or indirectly cause NACT to file any such petition or seek any such relief.

         (f) NACT has good and valid title to the Receivables, free and clear of all liens, claims, charges, security interests or other encumbrances of any nature whatsoever ("Security Interests"), except (i) a Security Interest in favor of Silicon Valley Bank created pursuant to that certain Loan and Security Agreement, dated December 14, 2001, between Silicon Valley Bank, Verso, NACT and Telemate.Net Software, Inc. ("Telemate"), and (ii) Security Interests in favor of WATP.

         (g) Verso has received binding commitments from investors to purchase $3 million of equity on or before November 17, 2002 (the "Committed Funds").

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF WATP. WATP hereby represents and warrants to Verso as follows:

         (a) WATP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) Subject to entry of the Final Order (as defined below), WATP has the right, power and capacity to execute, deliver and perform this Agreement and the other Transaction Documents to which WATP is a party and to consummate the transactions contemplated hereby and thereby. Subject to entry of the Final Order, the execution, delivery and performance of this Agreement and the Assignment and Collection Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of WATP. Subject to entry of the Final Order, this Agreement has been, and the Assignment and Collection Agreement shall be, duly and validly executed and delivered by WATP, and this Agreement and the Assignment and Collection Agreement constitutes WATP's legal, valid and binding obligation, enforceable in accordance with its terms.

                  (c) Subject to entry of the Final Order and the consent of Silicon Valley Bank to the transactions contemplated hereby, the execution and delivery by WATP of this Agreement and the Assignment and Collection Agreement, the consummation of the transactions contemplated herein and therein by WATP, and the performance of the covenants and agreements of WATP will not, with or without the giving of notice or the lapse of time, or both (i) violate or conflict with any of the provisions of the certificate of incorporation or bylaws of WATP, (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument or other agreement to which WATP is a party or by which WATP or any of its assets may be bound, or (iii) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which WATP is a party or by which WATP or any of its assets may be bound.

         SECTION 5.        RELEASE AND COVENANT NOT TO ASSERT RIGHTS.

         (a) In consideration of the mutual promises and covenants contained herein, effective as of the Closing Date, Verso, on its own behalf and on behalf of any and all of its affiliates, subsidiaries, successors and assigns, hereby irrevocably and forever releases and discharges WATP and its affiliates, subsidiaries, officers, directors and employees from and of any and all liabilities, claims, obligations, causes of action, costs (including, without limitation, attorneys' fees) and demands of every kind and nature whatsoever, whether asserted or unasserted, known or unknown, arising out of or related to the Purchase Agreement or the transactions contemplated thereby or the March Settlement Agreement or the transactions contemplated thereby; provided, however, that nothing herein shall release or discharge WATP from any obligation under this Agreement or the Assignment and Collection Agreement or the transactions contemplated under the Transaction Documents.

         (b) Effective as of the Closing Date, Verso, on its own behalf and on behalf of any and all of its affiliates, subsidiaries, successors and assigns, hereby forever agrees and covenants to refrain and forbear from asserting, commencing, instituting or prosecuting any lawsuit, action, claim or right to setoff or deduction based on, arising out of or related to the Purchase Agreement or the transactions contemplated thereby or the March Settlement Agreement or the transactions contemplated thereby; provided, however, that nothing herein shall prohibit Verso or NACT from asserting, commencing, instituting or prosecuting any lawsuit, action or claim based on, arising out of or related to any Transaction Document to which it is a party.

         (c) In consideration of the mutual promises and covenants contained herein, effective as of the Closing Date, WATP, on its own behalf and on behalf of any and all of its affiliates, subsidiaries, successors and assigns, hereby irrevocably and forever releases and discharges Verso and its affiliates, subsidiaries (including, without limitation, NACT), officers, directors and employees from and of any and all liabilities, claims, obligations, causes of action, costs (including, without limitation, attorneys' fees) and demands of every kind and nature whatsoever, whether asserted or unasserted, known or unknown, arising out of or related to the Purchase Agreement or the transactions contemplated thereby or the March Settlement Agreement or the transactions contemplated thereby, including, without limitation, the Convertible Note and the Security Interests described in Section 7 thereof; provided, however, that nothing herein shall release or discharge (i) Verso from paying to WATP the sum of $350,000 under the Convertible Note if, prior to the 91st day following the Closing Date, Verso or NACT files or consents to a voluntary petition for relief (or an involuntary petition for relief is filed against either Verso or NACT and not dismissed within 60 days) under Title 11 of the United States Code, and (ii) Verso or NACT from their respective covenants, agreements or obligations set forth in Section 4.10(c) of the Purchase Agreement; and provided, further, that nothing herein shall release or discharge Verso or NACT from any obligation under any Transaction Document to which it is a party.

         (d) Effective as of the Closing Date, WATP, on its own behalf and on behalf of any and all of its affiliates, subsidiaries, successors and assigns, hereby forever agrees and covenants to refrain and forebear from asserting, commencing, instituting or prosecuting any lawsuit, action, claim or right to setoff or deduction based on, arising out of or related to the

Purchase Agreement or the transactions contemplated thereby or the March Settlement Agreement or the transactions contemplated thereby; provided, however, that nothing herein shall prohibit WATP from asserting, commencing, instituting or prosecuting any lawsuit, action or claim based on, arising out of or related to any Transaction Document or any of the matters described in clauses (i) or (ii) of Section 5(c) above.

         SECTION 6. MOTION FOR BANKRUPTCY APPROVAL; FINAL ORDER. As soon as reasonably practicable after the date hereof, WATP shall file with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Court"), a motion (the "Motion") to approve the execution, delivery and performance by WATP of this Agreement pursuant to Section 363 of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq., as amended (the "Bankruptcy Code"). This Agreement is and shall be expressly subject to approval by the Court under Bankruptcy Code ss. 363, and if for any reason whatsoever such approval is not obtained, then this Agreement shall be null and void and of no further force or effect.

         SECTION 7. CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on the date that is two (2) business days following the date upon which the last of the conditions set forth in Section 8 is satisfied or waived, or on such other date as may be agreed upon by WATP and Verso (the date of the Closing being referred to as the "Closing Date").

         SECTION 8.     CONDITIONS PRECEDENT TO OBLIGATIONS.

         (a) Conditions to Obligations of WATP. The obligation of WATP to effect the transactions contemplated hereby shall be subject to the satisfaction (or waiver by WATP) of the following conditions:

                  (i) Each of the representations and warranties of Verso contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date, and Verso shall have performed and complied in all respects with the respective covenants and agreements to be performed by it at or prior to the Closing Date.

                  (ii) NACT shall have executed and delivered to WATP the Assignment and Collection Agreement.

                  (iii) The Court shall have entered an order approving the transactions provided for in this Agreement (the "Final Order"), which shall be in form and substance consistent with this Agreement and reasonably acceptable to WATP, and the Final Order shall not have been reversed, stayed, modified or amended in any material respect prior to the Closing Date. Without limiting the foregoing, the Final Order shall expressly (A) approve the terms and conditions of this Agreement pursuant to Bankruptcy Code ss. 363 and (B) contain a finding that the notice given in the bankruptcy case of WATP with respect to the hearing on the Motion was proper, timely, adequate and sufficient notice of the Motion under the circumstances.

                  (iv) WATP shall have received a release and termination reasonably satisfactory, in form and substance, to WATP of Silicon Valley Bank's Security Interest in the Receivables.

                  (v) Silicon Valley Bank shall have consented to the transactions contemplated hereby, which consent shall be reasonably satisfactory in form and substance to WATP.

                  (vi) Silicon Valley Bank, Verso, NACT and Telemate shall have agreed to terminate that certain Subordination Agreement, dated April 25, 2002, between Silicon Valley Bank, Verso, NACT, Telemate and WATP (the "Subordination Agreement"), such termination to be effective as of the Closing Date.

         (b) Conditions to Obligations of Verso. The obligation of Verso to effect the transactions contemplated hereby shall be subject to the satisfaction (or waiver by Verso) of the following conditions:

                  (i) Each of the representations and warranties of WATP contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date, and WATP shall have performed and complied in all respects with the respective covenants and agreements to be performed by it at or prior to the Closing Date.

                  (ii) WATP shall have executed and delivered to NACT the Assignment and Collection Agreement.

                  (iii)    Verso shall have received the Committed Funds.

                  (iv) The Court shall have entered the Final Order, which shall be in form and substance consistent with this Agreement and reasonably acceptable to Verso, and the Final Order shall not have been reversed, stayed, modified or amended in any material respects prior to the Closing Date.

                  (vii) Silicon Valley Bank shall have consented to the transactions contemplated hereby, which consent shall be reasonably satisfactory in form and substance to Verso.

                  (vii) Silicon Valley Bank and WATP shall have agreed to terminate the Subordination Agreement, such termination to be effective as of the Closing Date

         SECTION 9. TERMINATION. This Agreement may be terminated at any time upon mutual written consent or by either party if the Final Order has not been entered within thirty (30) days after the date hereof.

         SECTION 10.    MISCELLANEOUS.

         (a) All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed given when delivered personally, mailed by certified mail (postage pre-paid and return receipt requested), sent by overnight courier service or faxed (transmission confirmed), or otherwise actually received. All such notices and other communications shall be delivered, mailed, couriered or faxed, (i) if to WATP, at Resurgens Plaza, Suite 2210, 945 East Paces Ferry Road, Atlanta, GA (Facsimile No.: 404-233-2280),

Attention: Michael F. Mies, and (ii) if to Verso, at 400 Galleria Parkway, Suite 300, Atlanta, GA 30339 (Facsimile No.: 678-589-3750),Attention: Steven A. Odom, or at such other address as WATP or Verso may designate in writing to the other party.

         (b) This Agreement shall be governed and construed in accordance with the laws of the State of Georgia (without giving effect to choice of law principles thereof). Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect hereof, brought by any of the other parties hereto or any of their successors or assigns shall be brought and determined in the Court and each party hereby irrevocably submits with respect to any such action or such proceeding for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the Court.

         (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (d) This Agreement may be amended only by a written instrument signed by all of the parties hereto. No failure to exercise and no delay in exercising, on the part of any party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         (e) All rights, covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and assigns (including, without limitation, any trustees or liquidators). This Agreement, and the rights and obligations hereunder, may not be assigned by either party without the prior written consent of the other party.

         (f) Each party will bear its respective legal and other fees and expenses in connection with the transactions contemplated hereby.

         (g) Each party hereto agrees to do all acts and to make, execute and deliver such written instruments as shall from time to time be reasonably necessary to carry out the terms and provisions of this Agreement.

         (h) This Agreement, the Assignment and Collection Agreement, the March Settlement Agreement and the agreements and documents evidencing or securing the transactions contemplated thereby constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior written or oral agreements between the parties hereto which may have related to the subject matter hereof in any way.

         (g) Each of parties warrants that it has not assigned or otherwise conveyed, and will not assign or convey, in whole or in part, any claim released or transferred hereunder, except as expressly authorized herein.

         (i) The parties agree and covenant that they will not divulge the terms of this Agreement and will maintain its confidentiality except to the extent (i) disclosure is necessary to enforce any of the provisions hereof or to comply with applicable laws or regulations or otherwise required by a court of competent jurisdiction, or (ii) such disclosure is in connection with seeking the approval of the execution, delivery and performance by WATP of this Agreement pursuant to Section 363 of the Bankruptcy Code.





                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        WA TELCOM PRODUCTS CO., INC.

                                        By:    /s/ Michael F. Mies
                                           -------------------------------------
                                        Name:  Michael F. Mies
                                             -----------------------------------
                                        Title:  Vice President and Treasurer
                                              ----------------------------------

                                        VERSO TECHNOLOGIES, INC.

                                        By:    /s/ Juliet M. Reising
                                           -------------------------------------
                                        Name:  Juliet M. Reising
                                             -----------------------------------
                                        Title:  Executive Vice President and
                                              ----------------------------------
                                                Chief Financial Officer
                                              ----------------------------------


                    [SIGNATURE PAGE TO SETTLEMENT AGREEMENT]

                                   EXHIBIT A

                                  RECEIVABLES

ACS Telecom, Inc.
Ariana Telecommunications, Inc.
Dime Communications, Inc.
JD Services, Inc.
JFJ Communications, Inc.
Leading Edge Broadband Services, Inc.
Los Amigos Telecom, Inc.
Money Travel Services, Inc.
Nexstar Communications, Inc.
Orion Telecommunications Corporation (two notes, #1 and #2)
Progresam S.A.
Thai American Telecommunication, Inc.
Total Call International, Inc.
U.S. Satellite Telecommunications, Corp.
Voice Vision International, Inc.
UDC Telecommunications, Inc.
Xenon Communications, Inc.
Y&B Services Corp.